EXHIBIT 10.10.1

AMENDED AND RESTATED

CERES, INC. 2011 EQUITY INCENTIVE PLAN

STOCK PAYMENT GRANT NOTICE

Ceres, Inc., a Delaware corporation (together with any successor thereof, the “Company”), pursuant to its Amended and Restated 2011 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), the number of shares of the Company’s common stock, par value $0.01, set forth below (individually and collectively referred to as the “Stock Payment Award Shares”). The Stock Payment Award Shares are subject to all of the terms and conditions set forth herein and in the Stock Payment Award Agreement attached hereto as Exhibit A (the “Stock Payment Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Payment Agreement.

Participant:

Grant Date:	_________________

Total Number of Shares:	_________________

Vesting Schedule:	The Stock Payment Award Shares shall be vested in full as of the Grant Date.

By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Payment Agreement and this Grant Notice. Participant has reviewed the Stock Payment Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Payment Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Payment Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Grant Notice effective as of the Grant Date.

CERES, INC.		PARTICIPANT

By:	______________________	_________________________
	Name:_________________	Name:____________________
Title:__________________

EXHIBIT A

TO STOCK PAYMENT GRANT NOTICE

CERES, INC. STOCK PAYMENT AWARD AGREEMENT

Pursuant to the Stock Payment Grant Notice (the “Grant Notice”) to which this Stock Payment Award Agreement (this “Agreement”) is attached, Ceres, Inc., a Delaware corporation (together with any successor thereof, the “Company”), has granted to Participant fully vested shares of the Company’s Common Stock, par value $0.01 (the “Stock Payment Award Shares”) under the Company’s Amended and Restated 2011 Equity Incentive Plan, as amended from time to time (the “Plan”) as indicated in the Grant Notice.

1.	General.

1.1              Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice, unless the context clearly indicates otherwise.

1.2              Incorporation of Terms of Plan. The Stock Payment Award Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.	Grant of Stock Payment Award Shares.

2.1              Grant of Stock Payment Award Shares. In consideration of Participant’s employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Stock Payment Award Shares, upon the terms and conditions set forth in the Plan and this Agreement.

2.2              Consideration to the Company. In consideration of the grant of the Stock Payment Award Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.	Terms of Stock Payment Award Shares.

3.1              In General. The Stock Payment Award Shares are fully vested as of the Grant Date and do not have any restrictions on transferability other than those that may arise under the securities laws or the Company’s policies.

3.2              Tax Withholding. The grant of the Stock Payment Award Shares under this Agreement will result in Participant’s recognition of income for U.S. and federal tax purposes (and/or foreign tax purposes, if applicable) and shall be subject to tax and tax withholdings as appropriate. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s FICA or employment tax obligations) required by law to be withheld with respect to the grant of the Stock Payment Award Shares. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, withhold, or allow Participant to elect to have the Company withhold, Shares otherwise issuable upon the grant of the Stock Payment Award Shares (or allow the surrender of Shares). The number of Shares so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to supplemental taxable income.

3.3              Rights as Stockholder. Participant shall have all the rights of a stockholder with respect to the Stock Payment Award Shares.

4.	Other Provisions.

4.1              Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final, binding and conclusive upon Participant, the Company and all other interested persons. No member of the Committee or the Board, or any employee or officer of the Company, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Stock Payment Award Shares.

4.2              Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company (or any other person or entity as designated by the Administrator) at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to that party. A notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.3              Titles and Headings. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4              Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement.

4.5              Conformity to Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act and the Code, and any and all regulations and rules promulgated thereunder, state securities laws and regulations and all other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Stock Payment Award Shares are granted and shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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4.6              Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Stock Payment Award Shares in any material way without the prior written consent of Participant.

4.7              Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.8              Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

4.9              Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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